UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2013

EnergySolutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33830 (Commission File Number)	51-0653027 (I.R.S. Employer Identification No.)

423 West 300 South Suite 200 Salt Lake City, Utah (Address of Principal Executive Offices)	84101 (Zip Code)

(801) 649-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On January 9, 2013, the Compensation Committee of the Board of Directors of EnergySolutions, Inc. (the “Company”) approved retention awards in the following amounts to the named executive officers set forth below:

David Lockwood:	$3,300,000
Greg Wood:	$1,200,000
John Christian:	$100,000
Mark Morant:	$100,000
Alan Parker:	$100,000

The retention awards were approved in connection with the Company’s recently announced agreement to consummate a merger with a subsidiary of Rockwell Holdco, Inc., an affiliate of Energy Capital Partners, a leading private equity firm focused on investing in North America’s energy infrastructure, (the “Merger”) and will be granted pursuant to a retention award letter, substantially in the form filed with this Form 8-K.  Subject to any required tax withholdings, the awards will be paid upon and subject to the closing of the Merger and the aforementioned officers’ employment with the Company through the date of the closing of the Merger.

Additional information regarding the Merger and a copy of the merger agreement can be found on the Company’s Current Report on Form 8-K filed on January 8, 2013.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Form of Retention Award Letter Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENERGYSOLUTIONS, INC.

By:	/s/ Russ Workman
Name:	Russ Workman
Title:	General Counsel

Date: January 15, 2013

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